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                                                                     EXHIBIT 16

                      [DELOITTE & TOUCHE LLP LETTERHEAD]


December 2, 1996

Securities and Exchange Commission

Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of JTS Corporation dated December 2, 1996.

Yours truly,


DELOITTE & TOUCHE LLP